SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: April 24, 2003

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                1175 Walt Whitman Road, Melville, New York 11747
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (631) 424-5500

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events

     On April 17, 2003 NASDAQ Listing Qualifications Panel responded to a request by Synergy Brands Inc. to extend time constraints imposed for compliance with NASDAQ listing standards by allowing until May 15, 2003 for the Company to demonstrate shareholder's equity as of March 31, 2003 at a level of at least $2,500,000 such being the listing standard the Company is claimed by NASDAQ to not be in compliance with. Such extension however is also conditioned upon the Company filing with the SEC and NASDAQ an unaudited, unreviewed March 31, 2003 balance sheet evidencing shareholders equity of at least $2,500,000. Such is, pursuant to and as required by NASDAQ, being filed herewith as an exhibit along with the relevant NASDAQ Listing Qualifications Panel notice referred to herein.

Item 7. Financial Information and Exhibits

     Attached as an exhibit is the Synergy Brands Inc. Unaudited, Unreviewed Consolidated Balance Sheet as of March 31, 2003 together with a copy of the NASDAQ Lisitng Qualifications Panel notice.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated: April 24, 2003